                                                                     EXHIBIT 4.6

                           SHARE PURCHASE AGREEMENT

                                 by and among

                              Software.com, Inc.,

                           Mobility.Net Corporation

                                      and

                                Michael Machado

                           Dated as of April 2, 1999

                           SHARE PURCHASE AGREEMENT


      This SHARE PURCHASE AGREEMENT (the "Agreement") is made and entered into
                                          ---------
as of April 2, 1999 (the "Effective Date") by and among Software.com, Inc.
                          --------------
("Software.com"), a California corporation, Mobility.Net Corporation (the
  ------------
"Company"), a California corporation, and Michael Machado, the sole shareholder
 -------
of the Company ("Shareholder").
                 -----------

                                   RECITALS

      WHEREAS, Shareholder owns all of the issued shares of capital stock of the Company.

      WHEREAS, Software.com desires to acquire from Shareholder, and Shareholder desires to sell to Software.com, the Company Shares (as hereinafter defined) owned by Shareholder in exchange for the consideration specified herein and subject to the terms and conditions hereof (such transaction hereinafter referred to as the "Share Exchange").
                    --------------

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I
                                   ---------

                PURCHASE AND SALE OF COMPANY SHARES AND RIGHTS
                ----------------------------------------------

      1.1. Purchase and Sale. Subject to the terms and conditions set forth in
           -----------------
this Agreement, at the Share Exchange Software.com shall purchase from Shareholder, and Shareholder shall sell, assign, transfer and deliver to Software.com, or cause to be sold, assigned transferred and delivered, the Company Shares owned by Shareholder free and clear of any pledge, lien, security interest, encumbrance, claim or other equitable or third-party interest (collectively, "Liens").

      1.2. Acquisition Consideration; Exchange Ratio.
           -----------------------------------------

           (a) In reliance on the representations, warranties and covenants of Shareholder and the Company contained herein, and in consideration of the aforesaid sale, assignment, transfer and delivery of the Company Shares and Company Rights, Software.com shall (i) issue to Shareholder in exchange for all Company Shares and the agreements of Shareholder and the Company made in connection with the transactions contemplated hereby, 1,579,294 shares of Software.com Common Stock (as hereinafter defined), and (ii) reserve 74,424 shares of Software.com Common Stock for issuance upon exercise of all of the Company Rights to be assumed by Software.com pursuant to Section 1.5 hereof (all such shares of Software.com Common Stock referred to collectively the "Acquisition Consideration"). The shares of Software.com Common Stock to be
 -------------------------
issued to Shareholder are hereinafter referred to as the "Shareholder Common
                                                          ------------------
Stock" and the shares to be reserved for issuance for the Company Rights shall
-----
be referred to as the "Options Common Stock."
                       --------------------

           (b) For purposes of this Agreement: (i) "Software.com Common Stock"
                                                    -------------------------
shall mean shares of common stock of Software.com, no par value; (ii) "Company
                                                                       -------
Shares" shall mean shares of common stock of the Company, no par value; (iii)
------
"Company Rights" shall mean any options or warrants or other agreements or
 --------------
commitments to purchase Company Shares or any securities convertible into or exchangeable for Company Shares; and (iv) "Exchange Ratio" shall mean the
                                           --------------
quotient obtained by dividing (x) the Acquisition Consideration by (y) the sum of (A) the Company Shares outstanding as of the Exchange Date, and (B) the total number of Company Shares of the Company reserved for issuance or otherwise issuable upon exercise or conversion of the Company Rights outstanding as of the Exchange Date.

      1.3. Share Exchange. The Share Exchange shall occur at the offices of
           --------------
Wilson Sonsini Goodrich & Rosati located at 650 Page Mill Road, Palo Alto, California 94304, at 8:00 a.m., local time, on the next business day following the date all of the conditions set forth in Section 6 have been satisfied, or on such other date as the parties hereto shall agree. The Share Exchange shall be effected with the delivery of the Company Certificates (as hereinafter defined) by Shareholder in accordance with Section 1.5(a) and the payment of the Acquisition Consideration by Software.com in accordance with Section 1.5(b). The date on which the Share Exchange shall occur is referred to herein as the "Exchange Date."
 -------------

      1.4. Surrender of Company Certificates; Payment of Acquisition
           ---------------------------------------------------------
Consideration.
-------------

           (a) At the Share Exchange, Shareholder and the Company shall deliver or cause to be delivered to Software.com a certificate or certificates and/or any other instrument (the "Company Certificates") representing all Company
                           --------------------
Shares owned by Shareholder, together with all necessary endorsements, transfers or assignments required for the valid delivery thereof.

           (b) Concurrent with the delivery of the Company Certificates by Shareholder, Software.com shall deliver to Shareholder as payment of the applicable portion of the Acquisition Consideration in accordance with this
Article I, the Shareholder Common Stock in the name of Shareholder issued in accordance with the Articles of Incorporation of Software.com; provided, however, that Software.com and Shareholder shall forthwith deposit ten percent (10%) of the Shareholder Common Stock (the "Escrow Amount") into an escrow
                                            -------------
account pursuant to Section 7.3 below.

           (c) If any share of Software.com Common Stock is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Software.com or any agent designated by it any transfer or other taxes required by reason of the issuance of a share of Software.com Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Software.com or any agent designated by it that such tax has been paid or is not payable.

      1.5. Assumption of Company Rights.
           ----------------------------

            (a) Stock Options. On the Exchange Date, all Company Rights then
                -------------
outstanding under the Company's 1999 Stock Option Plan (the "Option Plan"), or
                                                             -----------
otherwise, shall be assumed by Software.com in accordance with following provisions. Each Company Right so assumed by Software.com under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Company Right immediately prior to the Exchange Date, except that
(A) such Company Right shall be exercisable for that number of whole shares of Software.com Common Stock equal to the product of the number of Company Shares that were issuable upon exercise of such Company Right immediately prior to the Exchange Date multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Software.com Common Stock and (B) the per share exercise price for the shares of Software.com Common Stock issuable upon exercise of such assumed Company Right shall be equal to the quotient determined by dividing the exercise price per Company Share at which such Company Right was exercisable immediately prior to the Exchange Date by the Exchange Ratio, rounded up to the nearest whole cent.

            (b) It is the intention of the parties that the Company Rights assumed by Software.com qualify following the Exchange Date as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 to the extent the Company Rights qualified as incentive stock options immediately prior to the Exchange Date. Promptly following the Exchange Date, Software.com will issue to each holder of an outstanding Company Right a document evidencing the foregoing assumption of such Company Right by Software.com.

      1.6.  No Further Ownership Rights in Company Shares. All shares of
            ---------------------------------------------
Software.com Common Stock issued in exchange for Company Shares in accordance with the terms of this Agreement (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Shares.

      1.7.  Lost, Stolen or Destroyed Company Certificates. In the event any
            ----------------------------------------------
Company Certificates evidencing Company Shares shall have been lost, stolen or destroyed, Software.com shall make payment, in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, of such shares of Software.com Common Stock (subject to the Escrow Amount) as may be required pursuant to Section 1.2; provided, however, that Software.com may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of any such lost, stolen or destroyed Company Certificates to deliver a bond in such sum as Software.com may reasonably direct as indemnity against any claim that may be made against Software.com with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

      1.8.  Taking of Necessary Action; Further Action. If, at any time after
            ------------------------------------------
the Share Exchange, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Software.com with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of Software.com and the Company are hereby fully authorized in the names of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II
                                  ----------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
                        OF SHAREHOLDER AND THE COMPANY
                        ------------------------------

      Except as set forth in the Company Disclosure Schedule, Shareholder and the Company hereby represent and warrant to Software.com as follows:

      2.1 Organization. The Company is a corporation duly incorporated and
          ------------
organized, and is validly existing and in good standing under the laws of the state of California. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly registered, licensed or qualified as a foreign corporation and is in good standing, under the laws of each jurisdiction in which the failure to be so qualified could have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company (with reference to either the Company or Software.com, as applicable, hereinafter referred to as a "Material Adverse Effect"). The Company has delivered a true
                  -----------------------
and correct officially certified copy of its Articles of Incorporation and Bylaws, (together, the "Charter"), to Software.com.
                        -------

      2.2 Capital Structure. The authorized stated capital of the Company
          -----------------
consists of 10,000,000 Company Shares, of which 1,000,000 shares are issued and outstanding. All issued and outstanding Company Shares have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive right, or other rights to subscribe for or purchase shares, and are owned by Shareholder free and clear of any Liens. Other than Company Shares owned by Shareholder, there are no other outstanding interests, existing or contingent or direct or indirect, in Company Shares. Immediately following the Share Exchange as provided in this Agreement, the Company will be a wholly owned subsidiary of Software.com. Except as set forth in Section 2.2 of the Company Disclosure Schedule, there are no Company Rights of any character, written or oral, to which the Company or any shareholder of the Company is a party or by which any of them is bound, obligating the Company or any of its shareholders to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Company Shares or obligating the Company or any of its shareholders to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such Company Rights, including without limitation in favor of employees of the Company.

      2.3 Subsidiaries. The Company does not have and has never had any
          ------------
subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares in the capital of or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

      2.4 Authority. The Company has all requisite corporate power and authority
          ---------
to enter into this Agreement and any Related Agreements (as hereinafter defined) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Share Exchange, the Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement and any Related Agreements to which the Company is a party have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of the Company, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The "Related Agreements" shall mean all such ancillary
                         ------------------
agreements required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby, including the Employment Agreement (as defined in Section 5.8 herein), the Escrow Agreement (as defined in Section 7.3) and the affiliate agreements required by Section 5.11.

      2.5 No Conflict. The execution and delivery of this Agreement and any
          -----------
Related Agreements to which the Company is a party by the Company do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Charter,
                                  --------
(ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company is subject, or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on the ability of the Company to consummate the transactions contemplated hereby and thereby.

      2.6 Consents. No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any court, administrative agency or commission or other U.S. federal, state, province, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any agreement
  -------------------
with the Company (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement and any Related Agreements to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings (i) as may be required under applicable securities laws, (ii) as are set forth in Section 2.6 of the Company Disclosure Schedule, and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on the ability of the Company to consummate the transactions contemplated hereby and thereby.

      2.7 Company Financial Statements.
          ----------------------------

          (a) Section 2.7(a) of the Company Disclosure Schedule includes the Company's unaudited financial statements (balance sheets, income statements and statements of cash flows) as of and for the fiscal years ending December 31, 1996, 1997 and 1998. Such financial statements are referred to collectively as the "Financial Statements." The Financial Statements are complete and correct
     --------------------
and have been or will be, as applicable, prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), applied on a basis
                                             ----
consistent throughout the periods indicated. The Financial Statements present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein. The balance sheet of the Company as of December 31, 1998 is hereinafter referred to as the "December Balance
                                                           ----------------
Sheet." December 31, 1998 is hereinafter referred to as the "Balance Sheet
-----                                                        -------------
Date." The balance sheet of the Company as of March 31, 1999 is hereinafter
----
referred to as the "Closing Balance Sheet." There shall be no capitalized
                    ---------------------
software development costs recorded in the Financial Statements, or the Closing Balance Sheet. The December Balance Sheet does not, and the Closing Balance Sheet will not, include any reserves, write-offs or non-recurring charges in an amount that is not consistent with the Company's past practices. Shareholder and/or the Company will deliver, or cause to be delivered, the Closing Balance Sheet to Software.com on or prior to the Exchange Date.

     2.8  No Undisclosed Liabilities. Except as reflected or reserved against in
          --------------------------
the December Balance Sheet, as of the Balance Sheet Date, the Company did not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which in the aggregate exceeded $10,000, nor has the Company incurred any such liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement since the Balance Sheet Date, except for liabilities incurred in the ordinary course of business that, in the aggregate, do not exceed $10,000.

     2.9  No Changes. Since the Balance Sheet Date, except as set forth in
          ----------
Section 2.9 of the Company Disclosure Schedule, there has not been, occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted on that date;

          (b) capital expenditure or commitment for capital expenditure by the Company, either individually or in the aggregate, exceeding $10,000;

          (c) destruction of, damage to or loss of any material assets of the Company (whether or not covered by insurance) or loss of any business or customers of the Company that (i) accounted for $50,000 or more of the Company's revenues for fiscal year 1998 or (ii) is projected to account for $100,000 or more of the Company's projected revenue for fiscal year 1999;

          (d) labor trouble or claim of wrongful discharge of which the Company has received written notice or of which Shareholder is aware or other unlawful labor practice or action;

          (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (f) revaluation by the Company of any of its assets, other than depreciation as required by GAAP and reflected on the Closing Balance Sheet;

          (g) declaration, setting aside or payment of any dividends on or any other distribution (whether in cash, stock or property) in respect of any Company Shares or profits, or any split, combination or reclassification of Company Shares or the issuance or authorization of the issuance of any of the securities in respect of, in lieu of or in substitution for any share in the stated capital of the Company, or the repurchase, redemption or other acquisition, directly or indirectly, of any Company Shares (or options, warrants or other rights exercisable therefor);

          (h) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company of a bonus or other additional salary or compensation to any such person, except as made in the ordinary course of business;

          (i) sale, lease, license or other disposition of any of the assets or properties of the Company, except sales of inventory in the ordinary course of business;

          (j) amendment or termination or violation of any distribution agreement or any material contract, agreement or license to which the Company is a party or by which it is bound, other than termination by the Company pursuant to the terms thereof in the ordinary course of business;

          (k) loan by the Company to any person or entity, other than advances to its employees for travel and business expenses in the ordinary course of business and consistent with past practices, or incurrence by the Company of any indebtedness other than trade debt in the ordinary course of business consistent with past practices, guaranty of the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

          (l) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any account receivable of the Company, exceeding $1,000 in the aggregate;

          (m) commencement or notice, or to the knowledge of Shareholder or the Company, threat of commencement, of any lawsuit or proceeding against or investigation of the Company or its affairs;

          (n) claim of ownership by a third party of any Intellectual Property Right (as defined in Section 2.13 below) or, to the knowledge of Shareholder or the Company, infringement by the Company of any third party's intellectual property rights;

          (o) issuance or sale by the Company of any Company Shares or Company Rights or of any other securities of the Company;

          (p) change in pricing or royalties set or charged by the Company other than in the ordinary course of business;

          (q) any event or condition of any character, that has or could be reasonably expected to have a Material Adverse Effect on the Company; or

           (r) negotiation or agreement by the Company or any officer or employees of the Company to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with Software.com and its representatives regarding the transactions contemplated by this Agreement and acts otherwise permitted by such clauses (a) through (q)).

      2.10 Tax Matters.
           -----------

           (a) Definition of Taxes. For the purposes of this Agreement, "Tax"
               -------------------                                       ---
or, collectively, "Taxes," means (i) any and all federal, state, province, local
                   -----
and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, goods and services, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; and (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

           (b) Tax Returns and Audits.
               ----------------------

               (i) The Company as of the Exchange Date will have prepared and timely filed or made a timely request for extension for all required federal, state, province, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable
              -------
to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

               (ii) The Company is, and at all times since July 30, 1996 has been, an S Corporation under and within the meaning of Section 1361 of the Code, and under all applicable state Tax laws and regulations.

               (iii) Shareholder as of the Exchange Date will have prepared and timely filed or made a timely request for extension for all required Returns relating to any and all Taxes concerning or attributable to Shareholder and such Returns are true and correct and have been completed in accordance with applicable law.

               (iv) The Company and Shareholder as of the Exchange Date (A) will have paid or accrued all Taxes it or he is required to pay or accrue as shown on the Returns and (B) will have withheld and timely remitted all income taxes and other Taxes required to be withheld and remitted.

               (v) Neither the Company nor Shareholder has been delinquent in the payment of any Tax nor is there any Tax deficiency or reassessment outstanding, assessed, notified or, to the knowledge of Shareholder or the Company, proposed against the Company or Shareholder, nor has the Company or Shareholder executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (vi) No audit or other examination of any Return of the Company or Shareholder is presently in progress, nor has the Company or Shareholder been notified of any request for such an audit or other examination.

               (vii) The Company does not have any liabilities for unpaid federal, state, province, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the December Balance Sheet, whether asserted or unasserted, contingent or otherwise.

               (iiiii) The Company has made available to Software.com or its legal counsel, copies of all foreign, federal, state and province income and sales and use Tax Returns (for both the Company and Shareholder) filed for all years as to which any applicable statute of limitations has not expired.

               (ix) There are no Liens of any sort on the assets of the Company or Shareholder relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

               (x) Neither Shareholder nor the Company has knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on any material assets of the Company or Shareholder.

               (xi) As of the Exchange Date, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company, individually or collectively, which could give rise to the payment of any amount that would not be deductible by the Company as an expense under applicable tax law.

               (xii) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal and provincial income tax deductions is accurately reflected on the Company's tax books and records.


     2.11 Restrictions on Business Activities. There is no agreement (noncompete
          -----------------------------------
or otherwise), commitment, judgment, injunction, order or decree to which Shareholder, the Company or any of its employees is a party or otherwise binding upon Shareholder, the Company or any of its employees that has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company or any employee of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company or the conduct of any business activities by Shareholder or any employee of the Company.

     2.12 Title of Properties; Absence of Liens and Encumbrances; Condition of
          --------------------------------------------------------------------
Equipment.
---------

          (a) Section 2.12(a) of the Company Disclosure Schedule sets forth a list of all real property currently owned or leased by the Company and, in the case of leased property, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

            (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets other than real property used or held for use in its business, free and clear of any Liens, except as reflected in the Financial Statements and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

            (c) The equipment and other tangible personal property owned or leased by the Company (i) is adequate for the conduct of its business as currently conducted, (ii) is in good operating condition, subject to normal wear and tear, and (iii) has been reasonably maintained.

            (d) The Company owns or has valid and continuing rights to use all of the properties and assets (including without limitation all Intellectual Property Rights) necessary to conduct its business as currently conducted in all material respects.

      2.13  Intellectual Property.
            ---------------------

            (a) Intellectual Property Assets. As used herein, the term
                ----------------------------
"Intellectual Property Assets" includes any rights, licenses, liens, security interests, charges, encumbrances, equities, and other claims that the Company may have to claim ownership, authorship or invention, to use, to object to or prevent the modification of, to withdraw from circulation or control the publication or distribution of any of the following worldwide:

                (i) the name "Mobility.Net", the domain name "Mobility.Net", all fictitious business names, trading names, corporate names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                (ii) all patents, patent applications and business methods, inventions and discoveries that may be patentable (collectively, "Patents");

                (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights"); and

                (iv) all know-how, trade secrets, confidential information, customer lists, software (source code and object code), technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets").

            (b) Agreements. Section 2.13(b) of the Company Disclosure Schedule
                ----------
contains a complete and accurate list of all material contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license for commonly available software programs with a value of less than $10,000 under which the Company is the licensee. There is no outstanding and, to the knowledge of Shareholder or the Company, no threatened disputes or disagreements with respect to any such agreement.

            (c) Software. Section 2.13(c) of the Company Disclosure Schedule
                --------
contains a complete and accurate list of all computer software developed by or for the Company (collectively referred to as the "Software"). All Software is owned by the Company free and clear of any Liens and no contractor, consultant or other third party has any claim of ownership in or to the Software. Shareholder represents that that any and all rights to the Software shall be acquired by Software.com at the Share Exchange.

            (d) Originators, Programmers and Developers. Section 2.13(d) of the
                ---------------------------------------
Company Disclosure Schedule contains a complete and accurate list of all originators, developers or programmers, whether employees, contractors or agents, who have written any portion of or contributed to any development of the Software (collectively referred to as the "Developers").

            (e) Toolkits, Reused Code and Third-Party Software. Section 2.13(e)
                ----------------------------------------------
of the Company Disclosure Schedule contains a complete and accurate list of all code incorporated into the Software that was not specifically written or developed for use in the Software (the "Preexisting Code"). This list includes code from a toolkit, from preexisting code written by the Developers and/or from third-party software that Developers utilized to write or otherwise contribute to the development of any of the Software. Upon consummation of the Share Exchange, Software.com shall have at least a non-exclusive right to use any such Preexisting Code and there are no third-party rights to such Preexisting Code that will materially interfere with Software.com's ownership and use. Company and Shareholder further warrant that they will obtain written agreements from each Developer to assign all rights to the Preexisting Code written by such Developer, or at least grant a non-exclusive right to use all of the Preexisting Code written by such Developer to Software.com and to assure Software.com that there are no third-party claims to the Preexisting Code written by such Developer.

            (f) Know-How Necessary for the Business
                -----------------------------------

                (i) The Intellectual Property Assets are all those necessary for the operation of the Company's businesses as currently conducted and as expected to be conducted in the future. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                (ii) Except as set forth in Section 2.13(f) of the Company Disclosure Schedule, all former and current employees of the Company have executed written agreements with the Company that assign to the Company all rights to any inventions, improvements, discoveries or information relating to the business of the Company. No employee of the Company has entered into any agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

            (g) Patents
                -------

                (i) Section 2.13(g) of the Company Disclosure Schedule contains a complete and accurate list and summary description of all Patents. The Company is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

                (ii) None of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent issued prior to the Effective Date or other proprietary right of any third party. As of the Effective Date, there is no issued patent of any third party that interferes or would be likely to interfere with the Company's use of any Intellectual Property Asset.

            (h) Trademarks
                ----------

                (i) Section 2.13(h) of the Company Disclosure Schedule contains a complete and accurate list and summary description of all Marks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                (ii)  All Marks that have been registered with the United
States Patent and Trademark Office or with a corresponding state office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Exchange Date.

                (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the knowledge of Shareholder or the Company, no such action is threatened with the respect to any of the Marks.

                (iv) To knowledge of Shareholder or the Company, there is no potentially interfering trademark or trademark application of any third party.

                (v) No Mark is infringed or, to knowledge of Shareholder or the Company, has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                (vi) All products and materials containing a Mark bear the proper legal notice where permitted by law.

            (i) Copyrights
                ----------

                (i) Section 2.13(i) of the Company Disclosure Schedule contains a complete and accurate list and summary description of all Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (ii) All the Copyrights that have been registered are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Exchange Date.

                  (iii) No Copyright is infringed or, to knowledge of Shareholder or the Company, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                  (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

            (j)   Trade Secrets
                  -------------

                  (i) Shareholder and the Company have taken all reasonable precautions to protect the secrecy, confidentiality and value of the Trade Secrets.

                  (ii) The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to knowledge of Shareholder or the Company, have not been used, divulged, or appropriated either for the benefit of any third party or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

      2.14  Agreements, Contracts and Commitments.
            -------------------------------------

            (a) Except as set forth in Section 2.14(a) of the Company Disclosure Schedule, the Company does not have any continuing obligations under, is not a party to or is not bound by:

                  (i) any collective bargaining agreements, or any contract with or commitment to any trade unions, employee bargaining agent or affiliated bargaining agent (collectively, "labor representatives") and the Company has not
                                 ---------------------
conducted any negotiations with respect to any such future contracts or commitments,

                  (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations or is otherwise required by statute or case law to provide any of the foregoing,

                  (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                  (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

                  (v) any agreement or plan, including, without limitation, any stock option plan, share appreciation rights plan or share purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as provided herein,

                  (vi)   any fidelity or surety bond or completion bond,

                  (vii) any lease of personal property having annual lease payments individually in excess of $ 2,000,

                  (viii) any agreement of indemnification or guaranty, other than intellectual property indemnification to customers in the ordinary course of business,

                  (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                  (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $2,000,

                  (xi) any agreement, contract or commitment relating to the disposition or acquisition of material assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                  (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

                  (xiii) any purchase order or contract for the purchase of raw materials, other than purchase orders made in the ordinary course of business and involving not more than $2,000

                  (xiv)  any construction contracts,

                  (xv) any distribution, joint marketing or development agreement,

                  (xvi) any agreement, contract or commitment with any customer which accounted for, or is expected to account during the Company's current fiscal year, for more than 5% of the Company's revenue, or

                  (xvii) any other agreement, contract or commitment that involves $2,000 or more or is not cancelable without penalty within thirty (30) days.

            (b) Except as noted in Section 2.14(b) of the Company Disclosure Schedule, the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of (i) any agreement, contract or commitment required to be set forth in Section 2.14(a) of the Company Disclosure Schedule, or (ii) any other material agreement, contract or commitment to which it is a party or by which it is bound (any such agreement, contract or commitment referenced in the preceding clauses (i) and (ii), a "Contract"), nor is either Shareholder or the
                                   --------
Company aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and, except as otherwise disclosed in Section 2.14(b) of the Company Disclosure Schedule, is not subject to any default thereunder, of which Shareholder or the Company is aware, by any party obligated to the Company pursuant thereto. The Company has obtained, or will obtain prior to the Exchange Date, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Share Exchange or to remain in effect without modification after the Share Exchange.

      2.15  Interested Party Transactions. No officer, director, employee or
            -----------------------------
holder of Company Shares (or any spouse or member of the immediate family of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had a material interest), has or has had directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Section 2.14 of the Company Disclosure Schedule; provided, that passive ownership of no more than five percent (5%) of the outstanding stock of a corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.15.

      2.16  Governmental Authorization. Section 2.16 of the Company Disclosure
            --------------------------
Schedule accurately lists each material consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (a) pursuant to which the Company currently operates or holds any interest in any of its properties or (b) which is required for the operation of its business or the holding of any such interest (herein collectively called "Authorizations"). All
                                                          --------------
Authorizations are in full force and effect and constitute all Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

      2.17  Litigation. There is no action, suit, claim, proceeding or
            ----------
arbitration of any nature pending or, to the knowledge of Shareholder or the Company, threatened against the Company or any of its properties or any of its officers, directors or shareholders in respect of the Company. There is no investigation pending or, to the knowledge of Shareholder or the Company, threatened against the Company, its properties or any of its officers, directors or shareholders in respect of the Company by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

      2.18  Accounts Receivable; Inventory.
            ------------------------------

            (a) Set forth in Section 2.18(a) of the Company Disclosure Schedule is a list of all accounts receivable of the Company reflected on the December Balance Sheet ("Accounts Receivable") along with a range of days elapsed since
                -------------------
invoice as of the date of the December Balance Sheet. All Accounts Receivable of the Company (i) arose in the ordinary course of business, (ii) represent bona
                                                                         ----
fide indebtedness incurred by the applicable account debtors in the amounts
----
invoiced by the Company and stated on its books and records, subject to collection, (iii) are carried at values determined in accordance with GAAP, consistently applied, and (iv) are not subject to any defenses, counterclaims or claims for set off. The reserves against the Accounts Receivable have been established in accordance with GAAP, and based upon a review of such Accounts Receivable, Shareholder and the Company reasonably believe such reserves to be adequate. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable. Neither Shareholder or the Company has any knowledge that any of such Accounts Receivable is owed by a person or entity that has sought the protection of any bankruptcy or insolvency law or is the subject of any dispute as to payment.

            (b) All of the inventories of the Company reflected on the December Balance Sheet and the Company's books and records on the date hereof were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with the Company's regular inventory practices and are set forth on the Company's books and records in accordance with the practices and principles of the Company. The reserves against such inventory have been established in accordance with GAAP. The presentation of inventory on the December Balance Sheet conforms to GAAP.

      2.19  Minute Books. The minute books of the Company made available to
            ------------
Software.com or counsel for Software.com are the only minute books of the Company and contain an accurate summary of all meetings of directors (and committees thereof) and shareholders or actions by written consent since the formation of the Company.

      2.20  Brokers' and Finders' Fees. The Company has not incurred, nor will
            --------------------------
it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      2.21  Employees; Employee Benefit Plans and Compensation.
            --------------------------------------------------

            (a) For purposes of this Section 2.21, the following terms shall have the meanings set forth below:

                 (i)  "Employee Plan" shall refer to any plan, program, policy,
                       -------------
practice, contract, agreement or other arrangement providing for bonuses, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, any plan which is or has been maintained, contributed to, or required to be contributed to, by the Company for the benefit of any "Employee" (as defined below), and pursuant to which the Company has or may have any material liability, contingent or otherwise;

                  (ii)  "Employee" shall mean any current, former, or retired
                         --------
employee, consultant, independent contractor, sales representative, officer, or director of the Company;

                  (iii) "Employee Agreement" shall refer to each employment,
                         ------------------
severance, consulting or similar agreement or contract, whether written or oral, between the Company and any Employee;

            (b) Section 2.21(b) of the Company Disclosure Schedule contains an accurate and complete list of each Employee Plan and each Employee Agreement. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Software.com in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

            (c) The Company has provided to Software.com (i) correct and complete copies of all documents embodying each Employee Plan and each Employee Agreement including all amendments thereto and copies of all forms of agreement and enrollment used therewith; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) if an Employee Plan is funded, the most recent annual and periodic accounting of such Employee Plan assets; and
(iv) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company.

            (d) The Company has performed all obligations required to be performed by it under each Employee Plan and each Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations; (ii) there are no actions, suits or claims pending, or, to the knowledge of Shareholder or the Company, threatened (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; and (iii) each Employee Plan can be amended, terminated or otherwise discontinued after the Exchange Date in accordance with its terms, without liability to the Company or Software.com (other than ordinary administration expenses typically incurred in a termination event).

            (e) No Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has not represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

            (f) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

            (g) The Company (i) is in compliance in all material respects with all applicable laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

            (h) No work stoppage or labor strike against the Company is pending or, to the knowledge of Shareholder or the Company, threatened. The Company is not involved in or threatened with any labor dispute, grievance or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. The Company has not engaged in any unfair labor practices which could, individually or in the aggregate, directly or indirectly result in a liability to the Company. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement, contract with or commitment to any labor representatives (as defined in Section 2.14(a)(i)) and the Company has not conducted negotiations with respect to any such future contracts or commitments; no labor representatives hold bargaining rights with respect to any employees of the Company; and there are no current or, to the knowledge of Shareholder or the Company, threatened attempts to organize or establish any trade union or employee association with respect to the Company.

            (i) Section 2.21 (i) of the Company Disclosure Schedule sets forth each Employee, such Employee's date of hire and such Employee's compensation for the past three fiscal years, to the extent applicable.

      2.22  Insurance. Section 2.22 of the Company Disclosure Schedule lists all
            ---------
insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. Such insurance policies are customary for similarly situated companies and reasonably satisfactory to ensure the Company against the risks associated with its business. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither Shareholder nor the Company has any knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

      2.23 Environmental and Safety Laws. Neither Shareholder nor the Company
           -----------------------------
has any knowledge that the Company is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, or that the Company is or will be required to make any material expenditure in order to comply with any such existing statute, law or regulation.

      2.24 Compliance with Laws. The Company has complied in all material
           ---------------------
respects with, is not in violation in any material respect of, and has not received any notices of violation with respect to, any foreign, federal, state, province or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

      2.25 Complete Copies of Materials. The Company has delivered to
           ----------------------------
Software.com true and complete copies of each agreement, contract, commitment or other document (or summaries of same) that is referred to in the Company Disclosure Schedule or that has been requested by Software.com or its counsel.

      2.26 Agreement.
           ---------

           (a) Each of this Agreement and the Related Agreements has been duly and validly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

           (b) Neither the execution and delivery of each of this Agreement and the Related Agreements nor the performance by Shareholder of his obligations hereunder and thereunder, violate, conflict with, or constitute a default under any agreement or commitment to which Shareholder is a party, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Entity applicable to Shareholder that would preclude Shareholder from entering into this Agreement and any Related Agreement, or consummating the transactions contemplated hereby and thereby.

           (c) No consent, waiver, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity or any third party is required to be made or obtained by Shareholder in connection with the execution and delivery by Shareholder of each of this Agreement and the Related Agreements or the performance by Shareholder of any of their respective obligations hereunder and thereunder or the consummation by Shareholder of the transactions contemplated herein or therein.

           (d) Shareholder has the sole right to transfer Company Shares owned by him to Software.com. Upon delivery of the Company Certificates representing such Company Shares to Software.com, together with a duly executed transfer instrument, Software.com will receive good title to such Company Shares, free and clear of all Liens.

            (e) Shareholder has had an opportunity to review with his tax advisors the tax consequences to Shareholder of the Share Exchange and the transactions contemplated by this Agreement or the Related Agreements. Shareholder understands that he must rely solely on his advisors and not on any statements or representations by Software.com, the Company or any of their agents. Shareholder understands that he (and not Software.com or the Company) shall be responsible for his own tax liability that may arise as a result of the Share Exchange or any other transactions contemplated by this Agreement or the Related Agreements.

            (f) Shareholder will have sufficient assets, after sale of the Company Shares owned by Shareholder as contemplated hereby, to satisfy all of Shareholder's obligations to his creditors, as the same become due and payable.

      2.27  Securities Exemption Representations.
            ------------------------------------

            (a) Shareholder has substantial knowledge and experience in financial and business matters so that he is capable of evaluating the merits and risks of his investment in Software.com, has the capacity to protect his own interests, and either is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities
                                                                   ----------
Act") or has a pre-existing business or close personal relationship with
---
Software.com or any of its officers, directors or controlling persons. Shareholder has had an opportunity to discuss Software.com's management, business and financial condition with Software.com's management.

            (b) Shareholder is acquiring the shares of Software.com Common Stock for investment for his own account, and not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Shareholder understands that the shares of Software.com Common Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder's representations as expressed herein.

            (c) Shareholder acknowledges that the Shareholder Common Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Shareholder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about Software.com, the resale occurring not less than one year after a party has acquired and given full consideration for the security to be acquired, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of securities being sold during any three-month period not exceeding specified limitations.

            (d) Shareholder acknowledges that the securities of Software.com offered hereby have not been registered under the Securities Act and may only be offered, sold, pledged or otherwise transferred pursuant to an effective registration statement as to the securities under the Securities Act or an opinion of counsel satisfactory to Software.com that registration under the Securities Act is not required.

      2.28 Representations Complete. None of the representations or warranties
           ------------------------
made in this Article II (as modified by the Company Disclosure Schedule), nor any statement made in any schedule or certificate furnished by the Company or Shareholder pursuant to this Agreement contains, as of the date hereof, any untrue statement of a material fact, or omits, as of the date hereof, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. There is no event, fact or condition that materially and adversely affects the business, assets, financial condition or results of operations of the Company, or that reasonably could be expected to do so, that has not been set forth in this Agreement or in the Company Disclosure Schedule.

      For purposes of this Agreement, "Company Disclosure Schedule" shall mean
                                       ---------------------------
the disclosure schedule attached hereto as Schedule 1 supplied by Shareholder
                                           ----------
and the Company to Software.com and certified by Shareholder and the Company. Shareholder shall have the opportunity to update the Company Disclosure Schedule prior to the Exchange Date, provided that any such updates shall not modify or restrict Software.com's rights under Section 6.2(l).

                                  ARTICLE III
                                  -----------

                REPRESENTATIONS AND WARRANTIES OF SOFTWARE.COM
                ----------------------------------------------

      Except as disclosed in the Software.com Disclosure Schedule attached hereto as Schedule 2, Software.com represents and warrants to Shareholder and the Company as follows:

      3.1  Organization and Standing; Articles of Incorporation and Bylaws.
           ---------------------------------------------------------------
Software.com is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. Software.com has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Software.com is qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the failure to be so qualified would have a Material Adverse Effect on the business, assets (including intangible assets), financial condition, results of operations or prospects of Software.com. Software.com has furnished to Shareholder or the Company or its counsel upon request copies of its Articles of Incorporation, as amended, and Bylaws, as amended. Said copies are true, correct and complete and contain all amendments through the Effective Date.

      3.2  Corporate Power. Software.com has obtained or will have obtained at
           ---------------
the Exchange Date all requisite legal and corporate power and authority to execute and deliver the Agreements, to sell and issue the Common Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement and the Related Agreements.

      3.3 Subsidiaries. Except as set forth on the Software.com Disclosure
          ------------
Schedule, Software.com has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity. Software.com is not a participant in any joint venture, partnership or similar arrangement.

      3.4 Capitalization. As of the Exchange Date, the authorized capital stock
          --------------
of Software.com will consist of (i) 60,000,000 shares of common stock, of which 27,203,026 shares are now issued and outstanding, and (ii) 6,332,378 shares of preferred stock, of which 1,587,302 have been designated as Series A Preferred and are now issued and outstanding, of which 1,789,279 shares have been designated as Series B Preferred and are now issued and outstanding, of which 1,329,781 shares have been designated as Series C Preferred and are now issued and outstanding and of which 1,626,016 shares will be designated as Series D Preferred and may be issued. All such shares will as of the Exchange Date have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Software.com has also reserved 10,500,000 shares of Software.com Common Stock for issuance to employees, directors and consultants pursuant to Software.com's 1995 Stock Option Plan, as amended and restated, of which options covering 7,515,649 shares of Software.com Common Stock (the "Options") are outstanding as of the Effective
                                   -------
Date. Except for the Options, an additional option to purchase 1,000,000 shares of Software.com Common Stock and warrants to purchase (i) 798,942 shares of Software.com Common Stock at an exercise price of $4.15 per share and (ii) 67,961 shares of Software.com Common Stock at an exercise price of $5.15 per share, and as set forth on the Software.com Disclosure Schedule, there are no other options, warrants, calls, rights (including conversion or preemptive rights or rights of first refusal), commitments or agreements of any character to which Software.com is a party or by which it is bound obligating Software.com to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Software.com or obligating Software.com to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

      3.5 Authorization. All corporate action on the part of Software.com, its
          -------------
directors and shareholders necessary for the authorization, execution, delivery and performance of the Agreements by Software.com, the authorization, sale, issuance and delivery of the Shareholder Common Stock and the performance of all of Software.com's obligations hereunder and thereunder has been taken or will be taken prior to the Exchange Date. This Agreement and the Related Agreements, when executed and delivered by Software.com, shall constitute valid and binding obligations of Software.com, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shareholder Common Stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon Shareholder or the Company through no action of Software.com; provided, however, that the Shareholder Common Stock may be subject to restrictions on transfer under state and/or federal securities laws. The Shareholder Common Stock, will not upon issuance be subject to any preemptive rights or rights of first refusal.

      3.6 Financial Statements. Software.com has delivered to Shareholder or the
          --------------------
Company Software.com's audited financial statements as of and for the period from inception (October 3, 1994) to September 30, 1995 (prior to merger with Accordance Corporation), its audited financial statements for the years ended December 31, 1996 and 1997, and its unaudited financial statements for the year ended December 31, 1998 (collectively referred to as the "Financial Statements"), which are complete and correct in all material respects and were prepared in accordance with generally accepted accounting principles applied on a consistent basis. The Financial Statements accurately set out and describe the financial condition and operating results of Software.com as of the respective dates and for the respective periods indicated.

      3.7 Employees. To the best of Software.com's knowledge, no employee of
          ---------
Software.com nor any consultant with whom Software.com has contracted is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee or consultant with Software.com or any other party because of the nature of the business conducted or to be conducted by Software.com. Each employee of Software.com with access to confidential or proprietary information has executed Software.com's standard form of Employee Confidential Information Agreement. Software.com is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Software.com, nor does Software.com have a present intention to terminate the employment of any officer, key employee or group of key employees.

      3.8 Governmental Consent, etc. No consent, approval or authorization of or
          -------------------------
designation, declaration or filing with any governmental authority on the part of Software.com is required in connection with the valid execution and delivery of the Agreements, the offer, sale or issuance of the Shareholder Common Stock or the consummation of any other transaction contemplated hereby or thereby, except the qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shareholder Common Stock under applicable Blue Sky laws, which qualifications, if required, will be accomplished in a timely manner.

      3.9 Changes. Since December 31, 1998, there has not been:
          -------

          (a) Any change in the assets, liabilities, financial condition or operation of Software.com from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a Material Adverse Effect on Software.com;

          (b) Any material change, except in the ordinary course of business, in the contingent obligations of Software.com by way of guaranty, endorsement, indemnity, warranty or otherwise;

          (c) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of Software.com;

            (d) Any waiver by Software.com of a valuable right or of a material debt owed to it;

            (e) Any debt, obligation or liability incurred, assumed or guaranteed by Software.com, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

            (f) Any change in any material agreement to which Software.com is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of Software.com, including compensation agreements with Software.com's employees; or

            (g) Any other event or condition of any character that, either individually or cumulatively, has had a Material Adverse Effect on Software.com.

      3.10  Brokers or Finders; Other Offers. Software.com has not incurred, and
            --------------------------------
will not incur, directly or indirectly, as a result of any action taken by Software.com, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

      3.11  No Material Liabilities. Software.com does not have any material
            -----------------------
liabilities or obligations, other than: (a) liabilities and obligations disclosed in the Financial Statements; (b) liabilities incurred after December 31, 1998 in the ordinary course of business; (c) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which are not in any case material to the financial condition or operating results of Software.com; and (d) leases for the operating headquarters and branches of Software.com.

      3.12  Registration Rights. Except as provided in (i) the Amended and
            -------------------
Restated Registration Rights Agreement dated as of February 10, 1997, as amended by the First Amendment thereto dated as of August 14, 1998 and by the Second Amendment thereto to be entered into by and among Software.com and the holders of the Series A, Series B, Series C and Series D Preferred Stock of Software.com; and (ii) the Registration Rights Agreement dated as of June 1, 1996 by and among Software.com and certain holders of Common Stock, as amended by (a) First Amendment to Registration Rights Agreement dated June 26, 1996, (b) Second Amendment to Registration Rights Agreement dated September 27, 1996, (c) Third Amendment to Registration Rights Agreement dated February 3, 1997, (d) Fourth Amendment to Registration Rights Agreement dated September 12, 1997 (e) Fifth Amendment to Registration Rights Agreement dated August 4, 1998 and (f) Sixth Amendment to Registration Rights Agreement dated March 29, 1999 (the "Common Registration Rights Agreement"), Software.com is not obligated to
 ------------------------------------
register under the Securities Act of 1933, as amended (the "Securities Act"),
                                                            --------------
any of its presently outstanding securities or any of its securities that may subsequently be issued.

      3.13  No Conflict with Other Instruments. The execution, delivery and
            ----------------------------------
performance of this Agreement and the Related Agreements and the issuance of the Shareholder Common Stock will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of Software.com's Articles of Incorporation, as amended, or Software.com's Bylaws, as amended;
(ii) any material provision of any judgment, decree or order to which Software.com is a party or by which it is bound; (iii) any material contract, obligation or commitment to which Software.com is a party or by which it is bound; or (iv) to Software.com's knowledge, any material statute, rule or governmental regulation applicable to Software.com.

      3.14 Litigation. There are no actions, suits or proceedings pending or to
           ----------
Software.com's knowledge threatened, or any verdicts or judgments entered into, against Software.com, or any investigations of Software.com pending before any court or governmental agency. There is no action, suit, proceeding or investigation by Software.com currently pending or which Software.com intends to initiate.

      3.15 Title to Properties; Liens and Encumbrances. Software.com has good
           -------------------------------------------
and marketable title to all of its properties (both real and personal) and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge.

      3.16 Franchises, Permits and Licenses to Conduct Business. Software.com
           ----------------------------------------------------
has all franchises, permits, licenses and other similar authority necessary for the conduct of its business, the lack of which would have a Material Adverse Effect, and it is not in default in any material respect under any of such franchises, permits, liens or other similar authority.

      3.17 Patents and Other Proprietary Rights. To the best of Software.com's
           ------------------------------------
knowledge, Software.com possesses all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets, including knowhow and other proprietary rights ("Proprietary Information")
                                                 -----------------------
necessary to conduct its business as now being conducted and as proposed to be conducted without conflict with or infringement upon any valid rights of others and the lack of which would have a Material Adverse Effect on Software.com, and Software.com has not received any notice of infringement upon or conflict with the asserted rights of others. Except as disclosed in the Software.com Disclosure Schedule, there are no material outstanding options, licenses or agreements of any kind relating to Software.com's Proprietary Information, nor is Software.com bound by or a party to any material options, licenses or agreements with respect to the Proprietary Information of any other person or entity other than licenses or agreements arising from the purchase of "off the shelf" or standard products. Software.com is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to Software.com or that would conflict with Software.com's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of Software.com's business by the employees of Software.com, nor the conduct of Software.com's business as proposed, will, to Software.com's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. Software.com does not believe it is or will be necessary for Software.com to utilize any Proprietary Information of any of its employees made prior to their employment by Software.com, except for

Proprietary Information that has been assigned to Software.com.

      3.18 Taxes. All federal, state, local and foreign tax returns required by
           -----
law to be filed by Software.com have been filed, or if such returns have not yet been filed Software.com has been granted extensions of the filing dates which have not expired, and all taxes, assessments, fees and other governmental charges upon Software.com, or upon any of its properties, income or franchises, shown in such returns and on assessments received by Software.com to be due and payable have been paid, or adequate reserves therefor have been set up; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure so to file or to pay would not in the aggregate constitute a Material Adverse Effect on Software.com. Software.com knows of no proposed additional tax assessment that is not adequately provided for in the Financial Statements. Software.com has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or any proposed judgment relating to its federal, state or other taxes.

      3.19 No Defaults, Violations or Conflicts. Software.com is not in
           ------------------------------------
violation of any term or provision of its charter or bylaws, or any material term or provision of any indebtedness, mortgage, indenture, contract, agreement, judgment, or to Software.com's knowledge, any material decree, order, statute, rule or regulation.

      3.20 Insurance. Software.com has in effect insurance covering risks
           ---------
associated with its business in such amounts as are customary in its industry.

      3.21 Distributions. There has been no declaration or payment by
           -------------
Software.com of any dividend, nor any distribution by Software.com of any assets of any kind, to any of its shareholders in redemption or as the purchase price of any of Software.com's securities.

      3.22 Employee Compensation Plans. Except as set forth on the Software.com
           ---------------------------
Disclosure Schedule, Software.com is not a party to or bound by any currently effective employment contracts, deferred compensation agreements, bonus plans, incentive plans, profit sharing plans, retirement agreements or other employee compensation agreements. Subject to applicable law and except as set forth on the Software.com Disclosure Schedule, the employment of each officer and employee of Software.com is terminable at the will of Software.com.

      3.23 Material Contracts. All material contracts, agreements and
           ------------------
instruments to which Software.com is a party are valid, binding, and in full force and effect in all material respects, and, to Software.com's knowledge, are enforceable by Software.com in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief or other equitable remedies. Each such contract, agreement and instrument has been listed on the Software.com Disclosure Schedule. True and complete copies of such contracts, agreements, and instruments have been made available for inspection by Shareholder or the Company upon request.

      3.24 Environmental and Safety Laws. To its knowledge, Software.com is not
           -----------------------------
in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

      3.25 Agreements with Affiliates. Except for agreements explicitly
           --------------------------
contemplated hereby and agreements between Software.com and its employees with respect to the sale of Software.com's Common Stock, and except as set forth on the Software.com Disclosure Schedule, there are no agreements, understandings or proposed transactions between Software.com and any of its officers, directors, affiliates or any affiliate thereof.

      3.26 Offering Valid. Assuming the accuracy of the representations and
           --------------
warranties of Shareholder and the Company contained in Article II hereof, the offer, sale and issuance of the Common Shares will be exempt from the registration requirements of the Securities Act and will when issued have been registered or qualified (or will be exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither Software.com nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person so as to bring the sale of such Shares by Software.com within the registration provisions of the Securities Act.

                                  ARTICLE IV
                                  ----------

                      CONDUCT PRIOR TO THE EXCHANGE DATE
                      ----------------------------------

      4.1  Conduct of Business of the Company. During the period from the date
           ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Exchange Date, the Company and Shareholder agree (except to the extent that Software.com shall otherwise consent in writing) to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Exchange Date. Shareholder shall promptly notify Software.com of any event or occurrence not in the ordinary course of business of the Company, and any event which could reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement or disclosed in Section 4.1 of the Company Disclosure Schedule, the Company and Shareholder shall not, without the prior written consent of
Software.com:

          (a) Enter into any commitment or transaction not in the ordinary course of business;

          (b) Transfer to any person or entity any rights to Intellectual Property Rights (other than pursuant to end-user licenses in the ordinary course of business);

            (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

            (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Disclosure Schedule;

            (e) Commence any litigation;

            (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Company Shares, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

            (g) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

            (h) Cause or permit any amendments to its Charter;

            (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

            (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

            (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

            (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

            (m) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, except as consistent with the ordinary course of the Company consistent with past practice (provided that the price per share of any equity participation in the Company shall be agreed in advance by Software.com);

            (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

            (o) Pay, discharge or satisfy, in an amount in excess of $2,500 (in any one case) or $10,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the December Balance Sheet or that arose in the ordinary course of business subsequent to the Balance Sheet Date or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

            (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

            (q) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (p) above, or any other action that would prevent Shareholder or the Company from performing or cause Shareholder or the Company not to perform its covenants hereunder.

      4.2   No Solicitation. Until the earlier of the date of termination of
            ---------------
this Agreement pursuant to the provisions of Section 8.1 hereof or June 13, 1999, neither Shareholder nor the Company will (nor will Shareholder or the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Software.com and its designees:

            (a) Solicit, conduct discussions with or engage in negotiations with any corporation, partnership, limited liability company, individual or other third party business entity (any such entity referred to as a "Person"), relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets;

            (b) Provide information with respect to the Company to any Person, other than Software.com, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets;

            (c) Enter into an agreement with any Person, other than Software.com, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets; or

            (d) Make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets by any Person, other than by Software.com.

            In addition to the foregoing, if the Company or Shareholder receives prior to the Exchange Date or the termination of this Agreement any offer or proposal relating to any of the above, the Company or Shareholder, as the case may be, shall promptly notify Software.com thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Software.com may reasonably request.

            Notwithstanding the foregoing, on prior written notice to Software.com and after April 15, 1999, Shareholder may engage in discussions with third party venture capital investors with respect to a potential minority investment in the Company.

                                   ARTICLE V
                                   ---------

                             ADDITIONAL AGREEMENTS
                             ---------------------

      5.1 Access to Information. The Company shall afford Software.com and its
          ---------------------
accountants, counsel and other representatives (collectively, the "Representatives") reasonable access during normal business hours upon
 ---------------
reasonable notice during the period prior to the Exchange Date to all of the properties, books, contracts, commitments, records and all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Software.com may reasonably request, including without limitation access upon reasonable request to employees, customers and vendors of the Company for due diligence inquiry. The Company shall provide to Software.com and its Representatives copies of internal financial statements, business plans and projections promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section
5.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

      5.2 Expenses. All fees and expenses incurred in connection with the Share
          --------
Exchange, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation of the terms and conditions of this Agreement and the consummation of the transactions contemplated hereby ("Third Party Expenses"),
                                                       --------------------
shall be the obligation of the respective party incurring such fees and expenses. Notwithstanding the foregoing, Software.com agrees that after the Share Exchange it will pay or cause the Company to pay legal and accounting Third Party Expenses of the Company and Shareholder up to an aggregate amount of $20,000; provided, however, that if such expenses exceed $20,000 the excess shall be borne by Shareholder.

      5.3 Public Disclosure. Upon execution and delivery of this Agreement by
          -----------------
the parties hereto, if not already publicly announced and if Software.com so elects, Software.com and the Company shall release a jointly prepared announcement describing the Share Exchange. Except as aforesaid, prior to the Exchange Date no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Software.com prior to release.

      5.4 Consents and Approvals. Software.com and the Company shall promptly
          ----------------------
apply for or otherwise seek, and use their respective best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Share Exchange, and the Company shall use its best efforts to obtain all consents, waivers and approvals under any of the Company's agreements, contracts, licenses or leases in order to preserve its rights and benefits thereunder.

      5.5  Legal Requirements. Subject to the terms and conditions provided in
           ------------------
this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all reasonable actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to (i) consummate and make effective the transactions contemplated hereby, (ii) to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and, (iii) to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Software.com shall not be required to agree to any divestiture by Software.com or the Company or any of Software.com's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Software.com or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

      5.6  Notification of Certain Matters. The Company and Shareholder shall
           -------------------------------
give prompt notice to Software.com, and Software.com shall give prompt notice to the Company and Shareholder, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which may cause any representation or warranty of Shareholder, the Company or Software.com, respectively, contained in this Agreement to be untrue or inaccurate at the Exchange Date and (ii) any failure of Software.com, the Company and Shareholder, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect any remedies available to the party receiving such notice.

      5.7  Additional Documents and Further Assurances. Each party hereto, at
           -------------------------------------------
the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

      5.8  Employment Agreement. On or prior to the Exchange Date, Software.com,
           --------------------
the Company and Shareholder, shall enter into an employment agreement (the "Employment Agreement") in substantially the form attached hereto as Exhibit
 --------------------                                                -------
5.8. Shareholder agrees to use his best reasonable efforts to cause such other
---
employees of the Company as Software.com may designate to enter into similar employment arrangements.

      5.9  Accounting Matters. Each of the parties shall conduct themselves so
           ------------------
that the Share Exchange may be accounted for as a "pooling of interests" pursuant to Accounting Principles Board ("APB") Opinion No. 16.

      5.10 Officers and Directors. Shareholder hereby acknowledges and agrees
           ----------------------
that in consideration of the agreements set forth in this Agreement and to induce Software.com to consummate the transactions contemplated hereby, Shareholder will have resigned from his position as an officer and director of the Company on or prior to the Exchange Date, and any employment contract or arrangement, whether written or oral, between Shareholder and the Company, and any notice or severance payment or any other benefit due thereunder or required by any law, shall be terminated and waived, as the case may be.

      5.11 Affiliates.
           ----------

           (a) Prior to the Exchange Date, Shareholder shall cause to be delivered to Software.com a certificate of an officer of the Company on behalf of the Company identifying all persons who are "affiliates" (as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act) of the Company (collectively, the "Company Affiliates"). Prior to the Exchange Date,
                            ------------------
Software.com shall cause to be delivered to the Company a certificate of an officer of Software.com on behalf of Software.com identifying all persons who were, in Software.com's view, immediately prior to the Exchange Date, "affiliates" (as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act) of Software.com (the "Software.com Affiliates" and, together
                                          -----------------------
with the Company Affiliates, the "Affiliates").
                                  ----------

           (b) Prior to the Exchange Date, Shareholder and the Company shall cause each Company Affiliate to execute and deliver a written agreement in the form attached as Exhibit 5.11A, that he or she will not sell, offer to sell, or
                 -------------
otherwise dispose of any of the Common Shares issued to him or her pursuant to the Share Exchange, except in compliance with Rule 144 or another exemption for the registration requirements of the Securities Act. Prior to the Exchange Date, the Company and Software.com shall cause each Affiliate to execute and deliver a written agreement, in the form attached as Exhibit 5.11A and Exhibit 5.11B,
                                           -------------     -------------
respectively, that he or she will not thereafter sell or in any other way reduce his or her risk relative to any Common Shares owned by him or her until such time as financial results (including combined sales and net income) covering at least thirty days of post-Exchange Date operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC and as approved by Software.com. As soon as is reasonably practicable, but in no event later than thirty (30) days after the end of the first fiscal quarter of Software.com ending at least thirty (30) days after the Exchange Date (or no later than ninety (90) days after the end of the first fiscal quarter of Software.com ending at least thirty (30) days after the Exchange Date, if such fiscal quarter is the fourth fiscal quarter of a fiscal year), Software.com will publish results including at least thirty (30) days of combined operations of Software.com and the Company as referred to in the written agreements provided for by this Section 5.11.

      5.12 Proprietary Information Agreement. Shareholder and the Company shall
           ---------------------------------
cause each Employee to execute and deliver Software.com's standard form proprietary information and confidentiality agreement (the "Software.com
                                                            ------------
Proprietary Agreement") on or prior to the Exchange Date.
---------------------

      5.13 Lock-Up Agreement. Shareholder hereby agrees that if so requested by
           -----------------
Software.com and/or the representative for any underwriter's selected by Software.com, Shareholder shall not sell or otherwise transfer any Shareholder Common Stock or other securities of Software.com for a period specified by the Company or the underwriter's representative not to exceed one hundred eighty
(180) days following the effective date of a Registration Statement of Software.com filed under the Securities

Act; provided that (a) such agreement shall apply only to Software.com's initial public offering and the next underwritten registration, and (b) all officers and directors of Software.com shall have entered into similar agreements. Shareholder hereby agrees that in connection with such agreement, Software.com may issue stop transfer orders to the transfer agent for Software.com with respect to the shares held by Shareholder for such period. Notwithstanding the foregoing, Shareholder acknowledges and agrees that any shares of Shareholder Common Stock constituting all or a portion of the Escrow Amount shall not be eligible for sale or transfer until such shares have been released to Shareholder under the terms of the Escrow Agreement.

      5.14 Tax Matters. Software.com shall cause the Company to prepare and file
           -----------
all income Tax Returns of the Company required to be filed after the Exchange Date and Shareholder shall be responsible for the payment of all Taxes of the Company for any taxable period ending on or prior to the Exchange Date, whenever incurred or assessed. Such Tax Returns shall be made available to Shareholder no less than 21 calendar days prior to the filing thereof for review by Shareholder. From and after the date hereof, the Company and Shareholder shall make available to Software.com, as reasonably requested, all information, records or documents relating to the Tax liabilities of the Company for all periods ending on or prior to the date hereof, and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

                                  ARTICLE VI
                                  ----------

                       CONDITIONS TO THE SHARE EXCHANGE
                       --------------------------------

      6.1. Conditions to Obligations of Shareholder. The obligations of the
           ----------------------------------------
Company and Shareholder to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Exchange Date of each of the following conditions, any of which may be waived, in writing, by Shareholder:

           (a) The representations and warranties of Software.com in this Agreement shall be true and correct in all material respects (except for representations and warranties already subject to a materiality qualifier which shall be true and correct in all respects) on and as of the Exchange Date as though such representations and warranties were made on and as of such time; Software.com shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Exchange Date; and Shareholder shall have been provided with a certificate, dated the Exchange Date and executed on behalf of Software.com by its Chief Executive Officer or any Vice President to such effect.

           (b) There shall not be in effect any order of a court of competent jurisdiction preventing consummation of the Share Exchange, nor shall there have been taken any action, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Share Exchange by a Governmental Entity that makes consummation of the Share Exchange illegal.

           (c) The form, scope and substance of all legal matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to the counsel for Shareholder.

           (d) The issuance of the Acquisition Consideration in connection with the Share Exchange shall be exempt from registration under Section 4(2) of the Securities Act.

           (e) Software.com shall have delivered the Acquisition Consideration subject to, and in accordance with, the terms of this Agreement.

           (f) Software.com and Shareholder shall have entered into the Employment Agreement.

      6.2. Conditions to the Obligations of Software.com. The obligations of
           ---------------------------------------------
Software.com to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Exchange Date of each of the following conditions, any of which may be waived, in writing, by Software.com:

           (a) The representations and warranties of Shareholder and the Company in this Agreement shall be true and correct in all material respects (except for representations and warranties already subject to a materiality qualifier which shall be true and correct in all respects) on and as of the Exchange Date as though such representations and warranties were made on and as of such time; the Company and Shareholder shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Exchange Date; and Software.com shall have been provided with a certificate, dated the Exchange Date and executed on behalf of the Company by its President and by Shareholder to such effect.

           (b) All consents, waivers, and approvals listed on the Company Disclosure Schedule or as otherwise may be required to be obtained in order to enable the Company to continue to enjoy all of its material rights and benefits following consummation of the Share Exchange shall have been obtained.

           (c) Software.com shall have received the legal opinion of Fenwick & West, counsel to the Company and Shareholder, in substantially the form attached hereto as Exhibit 6.2(c).
          --------------

           (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition challenging the Share Exchange or the other transactions contemplated by the terms of this Agreement or limiting or restricting Software.com's conduct or operation of the business of the Company (or its own business) following the Share Exchange shall be in effect, nor shall any proceeding brought by any Governmental Entity seeking any of the foregoing be pending.

           (e) No action, suit, claim or proceeding of any nature shall be pending or threatened against the Company, its properties or any of its officers or directors, arising out of, in any way connected with, or seeking to prevent the Share Exchange or the other transactions contemplated by the terms of this Agreement.

           (f) From the date hereof through the Exchange Date, there shall not have occurred any Material Adverse Effect to the Company.

           (g) Software.com and Shareholder shall have entered into Employment Agreement.

           (h) The Escrow Agreement shall have been duly executed and delivered by parties thereto and shall be in full force and effect.

           (i) Software.com shall have received a letter, dated as of the Exchange Date, from Ernst & Young, in form and substance satisfactory to Software.com, regarding the appropriateness of pooling of interest accounting treatment for the Share Exchange under APB Opinion No. 16 if closed and consummated in accordance with this Agreement.

           (j) Shareholder shall have transferred and delivered to Software.com the Company Certificates representing all issued and outstanding Company Shares.

           (k) All key contracts of the Company shall have been assigned to Software.com, if and to the extent required in judgment of Software.com's counsel. All employment contracts or arrangements between the Company and each of its executive officers shall have been terminated in accordance with all applicable notice provisions and legal requirements.

           (l) On or prior to the Exchange Date, Software.com shall be satisfied in the course of its due diligence investigation that the business and financial condition (including without limitation ownership and sufficiency of Intellectual Property Assets) of the Company are acceptable and satisfactory to Software.com.

           (m) All regulatory approvals which are, in Software.com's judgment, necessary or desirable shall have been obtained to Software.com's satisfaction.

           (n) The form, scope and substance of all legal matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to the counsel of Software.com.

                                  ARTICLE VII
                                  -----------

                        SURVIVAL OF REPRESENTATIONS AND
                        -------------------------------
                         WARRANTIES; INDEMNITY; ESCROW
                         -----------------------------

      7.1. Survival of Representations and Warranties. All of Shareholder's
           ------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Disclosure Schedule) shall survive the Exchange Date and continue until

5:00 p.m., California time, on (i) with respect to the representations set forth in Section 2.7, the date which is the date of the auditor's report for the first audit of Software.com financial statements commenced after the Exchange Date and
(ii) with respect to all other representations and warranties, the date which is one year following the Exchange Date. The representations and warranties of the Company and Software.com shall terminate in all respects as of the Exchange Date. For purposes of this Agreement, the "Expiration Date" shall mean the date
                                           ---------------
which is one year following the Exchange Date.

      7.2. Agreement to Indemnify. Shareholder agrees to indemnify and hold
           ----------------------
Software.com and its affiliates, officers, directors, employees and shareholders (collectively, the "Software.com Indemnitees") harmless against any losses,
                    ------------------------
claims, damages, costs, expenses or other liabilities (including reasonable attorneys' fees and expenses) (collectively, "Damages") resulting from (i) any
                                              -------
breach of or inaccuracy in any representations and warranties of Shareholder set forth in this Agreement, (ii) any breach or default by Shareholder of any covenant, obligation or other agreement of Shareholder under this Agreement or under the Related Agreements, or (iii) any breach or default by the Company of any covenant, obligation or other agreement of the Company to be performed on or prior to the Exchange Date under this Agreement or under the Related Agreements (each, a "Software.com Indemnifiable Claim"). This indemnification shall survive
          --------------------------------
the Share Exchange for a period ending on the date one (1) year from the Exchange Date (the "Indemnity Termination Date").
                    --------------------------

      7.3. Escrow Arrangements; Limits of Liability. As partial security for the
           ----------------------------------------
obligations of Shareholder pursuant to this Article VII, the Escrow Amount shall be deposited with an escrow agent and shall be controlled pursuant to the terms of the escrow agreement (the "Escrow Agreement") in substantially the form
                              ----------------
attached hereto as Exhibit 7.3. The liability of Shareholder for Damages
                   -----------
pursuant to this Article VII shall not be limited to or by the Escrow Amount, but shall be limited to seventy-five percent (75%) of the shares of Shareholder Common Stock received by Shareholder pursuant to the Share Exchange; provided, however that Software.com and Shareholder agree that with respect to any Damages resulting from a breach of the representations and warranties of Shareholder set forth in Section 2.13(g), Shareholder shall only be liable for forty percent (40%) of such Damages.

      7.4. Survival of Indemnity; Indemnification Procedures; Time Limits. The
           --------------------------------------------------------------
indemnification obligations of Shareholder pursuant to Section 7.2 shall apply only to those claims for indemnification as to which Software.com has given written notice thereof pursuant to the terms of the Escrow Agreement on or prior to the Indemnity Termination Date; provided that the foregoing shall not limit the liability of Shareholder for Damages resulting from a Software.com Indemnifiable Claim incurred by Software.com Indemnitees after the Indemnity Termination Date as long as Software.com Indemnitees have made claims prior to the Indemnity Termination Date in respect of such Damages. Software.com and Shareholder and agree that the indemnification procedures set forth in the Escrow Agreement shall apply to all claims for Damages resulting from a Software.com Indemnifiable Claim.

                                 ARTICLE VIII
                                 ------------

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

      8.1. Termination. This Agreement may be terminated at any time prior to
           -----------
the Exchange Date:

           (a) by mutual consent of all the parties hereto; or

           (b) by any party hereto if the Share Exchange has not occurred by April 30, 1999 other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement which are required to be performed at or prior to the Exchange Date; or

           (c) by Software.com if there shall be an order of a court of competent jurisdiction in effect preventing consummation of the Share Exchange; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Share Exchange by any Governmental Entity which would (i) make the consummation of the Share Exchange illegal; (ii) prohibit ownership or operation by Software.com or the Company of all or a material portion of the business of the Company; or (iii) compel Software.com or the Company to dispose of all or a material portion of the business or assets of Software.com or the Company as a result of the Share Exchange; or

           (d) by Software.com if it is not in material breach of its obligations under this Agreement and there has been a breach of any material representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or Shareholder, as the case may be, provided that, if such breach is curable by the Company or Shareholder, as the case may be, within fifteen (15) days through the exercise of its reasonable best efforts, then for so long as the Company or Shareholder, as the case may be, continues to exercise such reasonable best efforts Software.com may not terminate this Agreement under this Section 8.1(e) unless such breach is not cured within such fifteen (15) day period; or

           (e) by the Company or Shareholder, as the case may be, if it is not in breach of its obligations under this Agreement and there has been a breach of any material representation, warranty, covenant or agreement contained in this Agreement on the part of Software.com, provided that, if such breach is curable by Software.com within fifteen (15) days through the exercise of its reasonable best efforts, then for so long as Software.com continues to exercise such reasonable best efforts the Company or Shareholder, as the case may be, may not terminate this Agreement under this Section 8.1(f) unless such breach is not cured within such fifteen (15) day period.

      8.2. Effect of Termination. In the event of termination of this Agreement
           ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Software.com, the Company or Shareholder or their respective officers, directors or shareholders; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that the provisions of Sections
5.2 and 5.3 and Articles VIII and IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

      8.3. Break-Up Fees. In the event of termination of this Agreement by
           -------------
Shareholder or the Company as provided in Section 8.1(b) or 8.1(e), Software.com shall make a loan to Shareholder for $100,000 to be repaid over 2 years.

      8.4. Amendment. This Agreement may be amended by the parties hereto at any
           ---------
time by execution of an instrument in writing signed by or on behalf of each of the parties hereto.

      8.5. Extension; Waiver. At any time prior to the Exchange Date,
           -----------------
Software.com, on the one hand, and Shareholder, on behalf of himself and the Company, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX
                                  ----------

                              GENERAL PROVISIONS
                              ------------------

      9.1. Notices. All notices and other communications required or permitted
           -------
hereunder shall be in writing and shall be delivered by hand or delivered by overnight courier, freight prepaid, or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a) if to Software.com, to:   525 Anacapa Street
                                         Santa Barbara, CA  93101
                                         Attention: Chief Financial Officer
                                         Facsimile No.: (805) 882-2473

             with a copy to:             Wilson Sonsini Goodrich & Rosati, P.C.
                                         650 Page Mill Road
                                         Palo Alto, California 94304-1050
                                         Attention:  Elizabeth R. Flint, Esq.
                                         Facsimile No.: (650) 493-6811

             if to the Company, to:      Mobility.Net Corporation
                                         1346 32nd Ave
                                         San Francisco, CA 94122
                                         Attention: Michael Machado
                                         Facsimile No.: (415) 704-3313
             with a copy to:           Fenwick & West LLP
                                       Two Palo Alto Square
                                       Palo Alto, CA  94306
                                       Attention:  Matthew P. Quilter, Esq.
                                       Facsimile No.: (650) 494-1417

             if to Shareholder, to:    Michael Machado
                                       1346 32nd Ave
                                       San Francisco, CA 94122
                                       Facsimile No.: (415) 704-3313

             with a copy to:           Fenwick & West LLP
                                       Two Palo Alto Square
                                       Palo Alto, CA  94306
                                       Attention:  Matthew P. Quilter, Esq.
                                       Facsimile No.: (650) 494-1417

      Each such notice or other communication shall for all purposes of this Agreement be treated as effective when received, and shall in any event be deemed to have been received (i) when delivered, if delivered personally or sent by telecopy and confirmed in writing or (ii) two (2) business days after the business day of deposit with overnight courier, addressed and shipped as aforesaid.

      9.2. Interpretation. The words "include," "includes" and "including" when
           --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to Exhibits, such reference shall be an Exhibit to this Agreement unless otherwise indicated. As used in this Agreement, the phrase "to the best of [a party's] knowledge," "to [a party's] knowledge," "[a party] is not aware," and similar phrases shall mean the knowledge of such party, or of the officers and directors of such party, after careful consideration of the matters set forth in the representation that is so qualified and a reasonably diligent review of all files, documents, agreements and other materials in such person's possession or subject to his or her control. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      9.3. Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      9.4. Entire Agreement; Assignment. This Agreement, the schedules and
           ----------------------------
Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned, by operation of law or otherwise, except as otherwise specifically provided and except that Software.com may assign its rights and delegate its obligations hereunder to any wholly owned subsidiary, directly or indirectly, of Software.com, and to any party that acquires the Company or all or substantially all of its assets from Software.com or its subsidiaries. Without limiting the generality of clause (b) of this Section 9.4, the transactions contemplated by this Agreement shall not be deemed to constitute the purchase of all or substantially all of the assets or any assumption of liabilities of the Company or Shareholder and Software.com shall not be liable to any creditor of the Company or Shareholder by reason of the consummation of the Share Exchange or any other transaction contemplated hereby.

      9.5. Severability. In the event that any provision of this Agreement or
           ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      9.6. Other Remedies. Except as otherwise provided herein, any and all
           --------------
remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      9.7. Specific Performance. The parties hereto acknowledge that damages
           --------------------
would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

      9.8. Arbitration. Except if any dispute arises with respect to this
           -----------
Agreement, then any party (the "Demanding Party") may demand, by written notice
                                ---------------
to each other party to the dispute (collectively, the "Responding Party"), that
                                                       ----------------
such issue shall be settled by binding arbitration to be held in San Francisco, California (an "Arbitration Demand"). All claims shall be settled by three
                ------------------
arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "Arbitration Rules"). The Demanding
                                              -----------------
Party and the Responding Party shall each designate one (1) arbitrator within fifteen (15) calendar days after the delivery of the Arbitration Demand. Such designated arbitrators shall mutually agree upon and shall designate a third arbitrator (the "third arbitrator"). The final decision of a majority of the
                 ----------------
arbitrators shall be furnished to Demanding Party and the Responding Party in writing and shall constitute a conclusive determination of the issue in question, binding upon all parties and shall not be contested by any of them. The non-prevailing party shall bear all costs and expenses associated with such arbitration, including all arbitrators' fees and attorneys' fees.

      9.9.  Governing Law; Jurisdiction; Venue. This Agreement shall be governed
            ----------------------------------
by and construed in accordance with the laws of the State of California, without regard to applicable principles of conflicts of laws thereof.

      9.10. Rules of Construction. The parties hereto agree that they have been
            ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

              [Remainder of this page left blank intentionally.]

      IN WITNESS WHEREOF, each party hereto has caused this Share Purchase Agreement to be duly executed on its behalf, all as of the date first written above.

                                          SOFTWARE.COM, INC.

                                          By: __________________________________
                                          Name:  John L. MacFarlane
                                          Title: Chief Executive Officer


                                          MOBILITY.NET CORPORATION

                                          By: __________________________________
                                          Name:  Michael Machado
                                          Title: President


                                          MICHAEL MACHADO

                                          By: __________________________________
                                          Name:  Michael Machado

                 [Signature Page to Share Purchase Agreement]